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                                                                   EXHIBIT 10.14

                                AMENDMENT NO. 5
                            TO EMPLOYMENT AGREEMENT


          AGREEMENT dated as of May 17, 1993 between _________________ ("Employee") and Chemed Corporation (the "Company").

          WHEREAS, Employee and the Company have entered into an Employment Agreement dated as of May 2, 1988 and amended May 15, 1989, May 21, 1990, May 20, 1991 and May 18, 1992 ("Employment Agreement"); and

          WHEREAS, Employee and the Company desire to further amend the Employment Agreement in certain respects.

          NOW, THEREFORE, Employee and the Company mutually agree that the Employment Agreement shall be amended, effective as of May 17, 1993, as follows:

     A. The date, amended as of May 18, 1992, set forth in Section 1.2 of the Employment Agreement, is hereby deleted and the date of May 3, 1998 is hereby substituted therefor.

     B. For clarification purposes only, Section 3.4(b) of the Employment Agreement is hereby rewritten in its entirety to read as follows:

          "(b) If the Company shall terminate Employee's employment hereunder Without Cause, the Company shall pay Employee monthly severance payments at an annual rate equal to 150% of the sum of (i) the Employee's then current base salary plus (ii) the amount of the annual incentive bonus most recently paid or approved to be paid to Employee in respect of the previous year, plus (iii) the fair market value of all shares of Chemed Corporation capital stock subject to stock awards granted to Employee under one or more stock incentive plans of Chemed Corporation which have vested during the 12 months prior to the Employee's termination, such fair market value to be determined as of the date of vesting of any such shares. Such monthly severance payments shall be made for a period equal to the balance of the term of employment provided for in Section 1.2."
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     C.   The amount of unrestricted stock award recognized in lieu of incentive compensation in 1992 is $______________.


          Except as specifically amended in this Amendment No. 5 to Employment Agreement, the Employment Agreement shall continue in full force and effect in accordance with its original terms, conditions and provisions.

          IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of the date first above written.

                                             EMPLOYEE


                                                   ---------------------



                                                   CHEMED CORPORATION


                                                   ---------------------
                                                   Kevin J. McNamara
                                                   Vice Chairman, Secretary
                                                   and General Counsel





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
                           SCHEDULE TO EXHIBIT 10.14

                                                                                                          Current
                                                Minimum                  Current (a)                    Expiration
                                                Annual                   Stock Award                      Date of
Name and Position                             Base Salary                Compensation                    Agreement
- -----------------                             -----------                ------------                   -----------
E. L. Hutton                                  $422,000                   $273,217.70                       1998
Chairman and CEO

P. C. Voet                                     227,196                     10,778.11                       1998
Executive Vice President

K. J. McNamara                                 128,298                     16,557.63                       1998
Executive Vice President, Secretary and
General Counsel

T. S. O'Toole                                   80,023                     30,860.15                       1998
Executive Vice President and Treasurer

A. C. Hutton                                   104,471                      6,413.12                       1998
Vice President

T. C. Hutton                                   118,739                     10,269.03                       1998
Vice President

S. E. Laney                                     79,798                     18,669.59                       1998
Senior Vice President
and Chief Administrative Officer

A. V. Tucker                                    70,207                      3,933.04                       1998
Vice President and Controller


- ----------------
(a)  Amount of unrestricted stock award recognized in lieu of incentive compensation in 1993.